Exhibit 99.1

[SMARTPros LOGO]

                     SMARTPROS ACQUIRES LOSCALZO ASSOCIATES
      SMARTPROS TO EXPAND OFFERINGS IN LIVE ACCOUNTING & AUDITING SEMINARS
          CONFERENCE CALL SCHEDULED FOR MONDAY, JULY 7, AT 9:30 A.M. ET

FOR IMMEDIATE RELEASE -- HAWTHORNE, N.Y. - July 7, 2008 -- SmartPros Ltd. (Nasdaq:SPRO), a leader in the field of accredited professional education and corporate training, today announced that it has acquired Loscalzo Associates. Loscalzo is a leading provider of live accounting- and auditing-related CPE programs, conferences and seminars. They deliver numerous seminars each year through co-sponsorship with state CPA societies, accounting firms, and associations of accounting firms.

"Loscalzo Associates is a perfect addition to the SmartPros portfolio of companies, and will greatly enhance our service offerings in the accounting and finance markets," said Allen Greene, SmartPros Chairman and CEO. "SmartPros core products have been focused on self-study and online learning, while Loscalzo Associates has developed an incredible channel program to deliver CPE programs via live conferences and seminars. With Loscalzo Associates offerings in the mix, SmartPros now offers a complete blended learning environment for accounting- and finance-related organizations on a national level. Loscalzo Associates' clients have been asking for more technology, while SmartPros clients have been looking to augment their programs with more live training. It is our largest acquisition to date, and meets our criteria of being accretive within one year."

Loscalzo Associates (WWW.LOSCALZO.COM), formed in 1981 by Margaret Loscalzo, will operate as a wholly owned subsidiary of SmartPros Ltd., and will continue its operations from its current Red Bank, N.J., headquarters. Ms. Loscalzo, who has built this distinguished company, will remain President and head the subsidiary with the current staff.

"SmartPros' strength in the self-study and eLearning markets is a great complement to our existing live seminar programs," said Margaret Loscalzo, Founder and President of Loscalzo Associates. "Through this transaction we will continue to offer our clients our existing programs, but can also leverage SmartPros' technology to enhance our curriculum."

SmartPros will host a teleconference today beginning at 9:30 a.m. ET to discuss some details of the purchase, and invites all interested parties to join management in a discussion regarding this meaningful development. The conference call can be accessed via telephone by dialing 1-800-240-8658.

ABOUT SMARTPROS LTD.
Founded in 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education and corporate training. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, financial services, banking, engineering, legal, ethics and compliance, and information technology. SmartPros is a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM and video. Our subscription libraries feature hundreds of course titles and 2,300+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals serving more than one million ads and distributing more than 200,000 subscriber email newsletters each month. SmartPros' network of sites averages more than 450,000 monthly visits, serving a user base of 500,000+ profiled members. Visit: WWW.SMARTPROS.COM

SAFE HARBOR STATEMENT
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Results reported within this press release should not be considered an indication of future performance. Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. In particular, the Company cannot make any assurances that any existing projects will generate revenues or be profitable or that any prospective projects that it is currently pursuing will lead to definitive agreements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with Securities and Exchange Commission.

CONTACT:
Shane Gillispie
VP Marketing Services, eCommerce
SmartPros, Ltd.
914-752-4401
SHANEGILLISPIE@SMARTPROS.COM